Exhibit 99.1

Noble Corporation Dorfstrasse 19a 6340 Baar Switzerland
PRESS RELEASE
Noble Corporation Reports Third Quarter 2011 Earnings of $0.53 per Diluted Share
Higher Fleet Activity and Daily Revenues Drive Improvement Compared to Second Quarter 2011 Results
ZUG, Switzerland, October 19, 2011 — Noble Corporation (NYSE: NE) today reported third quarter 2011 earnings of $135 million, or $0.53 per diluted share, compared to $54 million, or $0.21 per diluted share, for the second quarter of 2011. Contract drilling services revenues totaled $705 million in the third quarter of 2011, up 20 percent from $590 million in the second quarter of 2011. Contract drilling margin percentage for the third quarter of 2011 improved to approximately 49 percent compared to 43 percent in the prior quarter, reflecting higher fleet utilization and average daily revenues. Third quarter results included a benefit of approximately $0.04 per diluted share relating to certain discrete tax items. Noble invested $559 million in capital projects during the third quarter, resulting in capital expenditures for the nine months ended September 30, 2011 of approximately $2 billion.
At September 30, 2011, approximately 81 percent of the Company’s available rig operating days in the floating rig fleet were committed to contracts for the remainder of 2011, with approximately 87 percent of the days committed for the jackup rig fleet. For 2012, approximately 62 percent and 52 percent of rig operating days were committed for the floating and jackup rig fleets, respectively.
David W. Williams, Chairman, President and Chief Executive Officer, noted, “The third quarter was highlighted by a number of accomplishments that further advance the strategic transformation of our fleet. Options for two additional JU3000N design high specification jackup rigs were exercised, bringing the total number of these units to six currently under construction. Additionally, we ordered a fourth ultra-deepwater drillship from Hyundai Heavy Industries Co. Ltd., increasing the total number of new, dynamically positioned drillships being added to our fleet to eight. Furthermore, this quarter our ongoing projects have achieved several milestones including the delivery of the drillship Noble Bully I, which is now in transit to the Gulf of Mexico. The drillship, Noble Bully II, has departed the dock to begin sea trials and the Noble Globetrotter I is undergoing the installation of topsides and commissioning.”
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“During the quarter, there were a number of contract awards and extensions throughout our fleet of floating and jackup units. These awards contributed to a revenue backlog at September 30, 2011 of $12.8 billion, which was essentially flat with the measure at June 30, 2011,” Williams said.
Operations Highlights
In Mexico, where fleet utilization improved to 86 percent in the third quarter from 65 percent in the second quarter of 2011, two of the Company’s jackup rigs received contract extensions; the Noble Earl Fredrickson, to late December 2011, at a dayrate of $58,000, level with the previous contract, and the Noble Carl Norberg to late August 2014 at a dayrate of $68,000, up from $58,000 on the previous contract. Noble now has 11 of its 12 jackup rigs and the deepwater semisubmersible rig Noble Max Smith under contract in Mexico into late 2011 or beyond, with promising jackup contract opportunities in the region continuing into 2012.
In the North Sea, jackup fleet utilization remained at 100 percent in the third quarter, while the Company continued to benefit from steady customer demand, supporting an improving dayrate environment. The jackup rig Noble Lynda Bossler was awarded a contract extension to early December 2012 at a dayrate of $125,000, up from a previous dayrate of $105,000. Also, the Noble George Sauvageau was awarded a one-year contract at $115,000 per day, up from $92,000 per day on the previous contract. This rig, along with four of the Company’s other jackups in the region are now contracted through mid-2012 or beyond.
In the Middle East and India, where fleet utilization was 83 percent in the third quarter of 2011 compared to 75 percent in the second quarter of 2011, five of the Company’s jackup rigs were awarded contracts, including the Noble Jimmy Puckett, from April 2012 to April 2014 at a dayrate of $80,000; the Noble Gus Androes, from early October 2011 to late December 2011 at a dayrate of $58,000, while operating in accommodation mode; the Noble Harvey Duhaney, from early February 2012 to early August 2012 at a dayrate of $66,000; the Noble Dick Favor, from late November 2011 to late February 2012 at a dayrate of $95,000; and the drillship Noble Duchess, which has been contracted from mid-March 2012 to mid-March 2015 at a dayrate of $180,000. Both the Noble Dick Favor and Noble Duchess were previously stacked units and have, or will soon, begin reactivation efforts.
In closing, Williams commented, “We are witnessing an intensified effort by a number of customers to secure jackup and floating rigs for drilling operations in 2012 and beyond, supporting higher fleet utilization and improving dayrates, in spite of the unstable global macroeconomic picture. This effort, pertaining to jackup rig needs, remains most evident in Mexico, the North Sea, the Middle East and increasingly in Asia. In the floating rig fleet, especially ultra-deepwater rigs, the increased demand is apparent in numerous regions, but is most pronounced in Brazil, Africa, and the Gulf of Mexico, with all three regions displaying exceptional hydrocarbon potential.”

“Our fleet is well positioned to benefit from this continued increase in activity, with available jackup rig capacity in Mexico and the North Sea, along with available deepwater capacity expected in the Gulf of Mexico and Brazil, where the semisubmersible rigs Noble Jim Day and Noble Clyde Boudreaux, respectively, are expected to complete contracts in early 2012.”
About Noble Corporation
Noble is a leading offshore drilling contractor for the oil and gas industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 79 offshore drilling units (including seven ultra-deepwater rigs and six jackup drilling rigs currently under construction), located worldwide, including in the Middle East, India, the U.S. Gulf of Mexico, Mexico, the Mediterranean, the North Sea, Brazil, West Africa and Asian Pacific. Noble’s shares are traded on the New York Stock Exchange under the symbol “NE”. Additional information on Noble Corporation is available via the worldwide web at http://www.noblecorp.com.
Statements regarding contract backlog, earnings, costs, revenue, rig demand, fleet condition or performance, shareholder value, timing of delivery of newbuilds, contract commitments, dayrates, contract commencements, contract extensions or renewals, letters of intent or award, industry fundamentals, customer relationships, future performance, growth opportunities, market outlook, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to operating hazards and delays, risks associated with operations outside of the U.S., actions by regulatory authorities, customers and other third parties, legislation and regulations affecting drilling operations, compliance with regulatory requirements, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, delays in the construction of newbuilds, the actual amount of downtime, factors that reduce applicable dayrates, violations of anti-corruption laws, hurricanes and other weather conditions, the future price of oil and gas and other factors detailed in the Company’s most recent Form 10-K, Form 10-Q’s and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Conference Call
Noble also has scheduled a conference call and webcast related to its third quarter 2011 results on Thursday, October 20, 2011, at 8:00 a.m. U.S. Central Daylight Time. Interested parties are invited to listen to the call by dialing 1-866-461-7129, or internationally 1-706-679-3084, using access code: 27255925, or by asking for the Noble Corporation conference call. Interested parties may also listen over the Internet through a link posted in the Investor Relations section of the Company’s Web site.
A replay of the conference call will be available on Thursday, October 20, 2011, beginning at 11:00 a.m. U.S. Central Daylight Time, through Thursday, November 3, 2011, ending at 5:00 p.m. U.S. Central Daylight Time. The phone number for the conference call replay is 1-800-642-1687 or, for calls from outside of the U.S., 1-706-645-9291, using access code: 27255925. The replay will also be available on the Company’s Web site following the end of the live call. The conference call may include non-GAAP financial measures. Noble will post a reconciliation of any such measures to the most directly comparable GAAP measures in the “Investor Relations” section of the Company’s Web site under the heading “Regulation G Reconciliations.”
10/19/2011
For additional information, contact:

For Investors:	Jeffrey L. Chastain, Vice President — Investor Relations, Noble Drilling Services Inc., 281-276-6383

For Media:	John S. Breed, Director of Corporate Communications, Noble Drilling Services Inc., 281-276-6729

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Operating revenues
Contract drilling services	$704,892	$584,919	$1,837,047	$2,081,075
Reimbursables	17,438	19,177	63,851	57,163
Labor contract drilling services	15,564	7,887	43,123	23,704
Other	8	635	766	1,449

	737,902	612,618	1,944,787	2,163,391

Operating costs and expenses
Contract drilling services	358,547	315,844	1,001,638	845,870
Reimbursables	13,971	14,351	49,797	44,459
Labor contract drilling services	8,053	5,302	25,326	16,570
Depreciation and amortization	166,213	143,282	487,454	385,366
Selling, general and administrative	27,536	25,482	72,883	71,261
Gain on contract extinguishments, net	—	—	(21,202)	—

	574,320	504,261	1,615,896	1,363,526

Operating income	163,582	108,357	328,891	799,865
Other income (expense)
Interest expense, net of amount capitalized	(11,530)	(4,144)	(45,400)	(5,119)
Interest income and other, net	1,117	2,561	3,175	7,193

Income before income taxes	153,169	106,774	286,666	801,939
Income tax provision	(17,614)	(20,287)	(42,481)	(126,801)

Net income	135,555	86,487	244,185	675,138
Net income attributable to noncontrolling interests	(238)	(467)	(290)	(467)

Net income attributable to Noble Corporation	$135,317	$86,020	$243,895	$674,671

Net income per share
Basic	$0.53	$0.34	$0.96	$2.63
Diluted	$0.53	$0.34	$0.96	$2.62

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$197,015	$337,871
Accounts receivable	601,161	387,414
Prepaid expenses and other current assets	203,268	186,509

Total current assets	1,001,444	911,794

Property and equipment	14,420,267	12,643,866
Accumulated depreciation	(2,999,235)	(2,595,779)

Property and equipment, net	11,421,032	10,048,087

Other assets	529,057	342,506

Total assets	$12,951,533	$11,302,387

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$—	$80,213
Accounts payable	320,053	374,814
Accrued payroll and related costs	124,317	125,663
Interest payable	22,129	40,260
Other current liabilities	183,351	180,497

Total current liabilities	649,850	801,447

Long-term debt	3,811,866	2,686,484
Deferred income taxes	299,625	258,822
Other liabilities	218,523	268,000

Total liabilities	4,979,864	4,014,753

Commitments and contingencies

Shareholders’ equity
Shares	796,067	917,684
Additional paid-in capital	49,010	39,006
Retained earnings	6,549,441	6,630,500
Treasury shares	(10,531)	(373,967)
Accumulated other comprehensive loss	(56,212)	(50,220)

Total shareholders’ equity	7,327,775	7,163,003

Noncontrolling interests	643,894	124,631

Total equity	7,971,669	7,287,634

Total liabilities and equity	$12,951,533	$11,302,387

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2011	2010
Cash flows from operating activities
Net income	$244,185	$675,138
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	487,454	385,366
Gain on contract extinguishments, net	(21,202)	—
Deferred income taxes	(34,549)	(29,586)
Share-based compensation expense	26,857	26,906
Net change in other assets and liabilities	(228,299)	227,873

Net cash from operating activities	474,446	1,285,697

Cash flows from investing activities
New construction	(1,280,577)	(334,928)
Other capital expenditures	(464,861)	(435,833)
Major maintenance expenditures	(154,330)	(64,244)
Capitalized interest	(88,220)	(51,088)
Refund from contract extinguishments	18,642	—
Change in accrued capital expenditures	(48,782)	4,213
Acquisition of FDR Holdings, Ltd., net of cash acquired	—	(1,629,644)

Net cash from investing activities	(2,018,128)	(2,511,524)

Cash flows from financing activities
Increase in bank credit facilities, net	675,000	—
Payments of other long-term debt	(693,494)	—
Proceeds from issuance of senior notes, net of debt issuance costs	1,087,833	1,238,074
Contributions from joint venture partners	481,000	35,000
Settlements of interest rate swaps	(29,032)	(2,041)
Par value reduction payments	(114,453)	(193,869)
Repurchases of shares	—	(219,330)
Financing costs on credit facilities	(2,835)	—
Proceeds from employee stock transactions	9,018	9,703
Repurchases of employee shares surrendered for taxes	(10,211)	(9,961)

Net cash from financing activities	1,402,826	857,576

Net change in cash and cash equivalents	(140,856)	(368,251)
Cash and cash equivalents, beginning of period	337,871	735,493

Cash and cash equivalents, end of period	$197,015	$367,242

NOBLE CORPORATION AND SUBSIDIARIES
FINANCIAL AND OPERATIONAL INFORMATION BY SEGMENT
(In thousands, except operating statistics)
(Unaudited)

	Three Months Ended September 30,						Three Months Ended June 30,
	2011			2010			2011
	Contract			Contract			Contract
	Drilling			Drilling			Drilling
	Services	Other	Total	Services	Other	Total	Services	Other	Total
Operating revenues
Contract drilling services	$704,892	$—	$704,892	$584,919	$—	$584,919	$589,550	$—	$589,550
Reimbursables	14,646	2,792	17,438	18,488	689	19,177	22,982	1,140	24,122
Labor contract drilling services	—	15,564	15,564	—	7,887	7,887	—	14,012	14,012
Other	8	—	8	635	—	635	313	—	313

	$719,546	$18,356	$737,902	$604,042	$8,576	$612,618	$612,845	$15,152	$627,997

Operating costs and expenses
Contract drilling services	$358,547	$—	$358,547	$315,844	$—	$315,844	$336,728	$—	$336,728
Reimbursables	11,362	2,609	13,971	13,696	655	14,351	17,606	1,117	18,723
Labor contract drilling services	—	8,053	8,053	—	5,302	5,302	—	8,750	8,750
Depreciation and amortization	162,837	3,376	166,213	140,199	3,083	143,282	159,843	3,276	163,119
Selling, general and administrative	27,212	324	27,536	25,220	262	25,482	21,359	273	21,632
Gain on contract extinguishments, net	—	—	—	—	—	—	—	—	—

	$559,958	$14,362	$574,320	$494,959	$9,302	$504,261	$535,536	$13,416	$548,952

Operating income	$159,588	$3,994	$163,582	$109,083	$(726)	$108,357	$77,309	$1,736	$79,045

Operating statistics
Jackups:
Average Rig Utilization	82%			77%			71%
Operating Days	3,229			3,032			2,797
Average Dayrate	$89,352			$90,791			$80,742

Semisubmersibles:
Average Rig Utilization	84%			90%			85%
Operating Days	1,086			1,057			1,088
Average Dayrate	$315,034			$172,727			$269,798

Drillships:
Average Rig Utilization	60%			100%			58%
Operating Days	329			468			317
Average Dayrate	$225,669			$229,963			$220,953

FPSO/Submersibles:
Average Rig Utilization	0%			26%			0%
Operating Days	—			64			—
Average Dayrate	$—			$304,000			$—

Total:
Average Rig Utilization	76%			79%			70%
Operating Days	4,644			4,621			4,202
Average Dayrate	$151,782			$126,581			$140,296

NOBLE CORPORATION AND SUBSIDIARIES
CALCULATION OF BASIC AND DILUTED NET INCOME
(In thousands, except per share amounts)
(Unaudited)
The following table sets forth the computation of basic and diluted net income per share:

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Allocation of net income
Basic
Net income attributable to Noble Corporation	$135,317	$86,020	$243,895	$674,671
Earnings allocated to unvested share-based payment awards	(1,415)	(828)	(2,487)	(6,416)

Net income to common shareholders — basic	$133,902	$85,192	$241,408	$668,255

Diluted
Net income attributable to Noble Corporation	$135,317	$86,020	$243,895	$674,671
Earnings allocated to unvested share-based payment awards	(1,412)	(825)	(2,481)	(6,394)

Net income to common shareholders — diluted	$133,905	$85,195	$241,414	$668,277

Weighted average number of shares outstanding — basic	251,580	252,513	251,327	253,944
Incremental shares issuable from assumed exercise of stock options	449	671	640	855

Weighted average number of shares outstanding — diluted	252,029	253,184	251,967	254,799

Weighted average unvested share-based payment awards	2,658	2,453	2,589	2,438

Earnings per share
Basic	$0.53	$0.34	$0.96	$2.63
Diluted	$0.53	$0.34	$0.96	$2.62